EXHIBIT 10.3

Service Agreement No. SST No. 79133
Control Number _________

LETTER AGREEMENT
AMENDING SST SERVICE AGREEMENT

THIS LETTER AGREEMENT is entered into and made effective June 10, 2013, by and between COLUMBIA GAS TRANSMISSION, LLC (“Transporter”) and UGI UTILITIES, INC. (“Shipper”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that existing SST service agreement No. 79133 shall be amended as follows:

Section 3. Rates. Effective June 11, 2013, through December 2013, Shipper agrees to pay, in addition to all other charges then applicable to the agreement, a negotiated monthly fee of $____ on SST Contract 79133.

UGI UTILITIES, INC.                COLUMBIA GAS TRANSMISSION, LLC

BY: /s/ Robert F. Beard                BY: /s/ Joseph Shields
ITS: President and CEO                ITS: Chief Operating Officer
DATE: 6/7/13                         DATE: 6/10/13